UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION
                          ------------------------

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]


Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential,  for  Use  of  the Commission Only (as permitted by rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-12

                          WERNER ENTERPRISES, INC.
-----------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee  computed  on  table below per Exchange Act Rules  14a-6(i)(4) and
       0-11.

       (1)  Title of each class of securities to which transaction applies:

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       (2)  Aggregate number of securities to which transaction applies:

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       (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (5)  Total fee paid:

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[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

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

                      [LOGO OF WERNER ENTERPRISES, INC.]
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                          ________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 11, 2004
                          ________________________


Dear Stockholders:

      It is a pleasure to invite you to the 2004 Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held at the Embassy Suites, 555 South 10 Street, Omaha, Nebraska, on Tuesday, May 11, 2004, at 10:00 a.m. The Embassy Suites is located just a few blocks south and east of the downtown Omaha business area. The meeting will be held for the following purposes:

       1. To elect directors to serve until the end of their term or until their successors are elected and qualified.

       2. To amend the Company's Stock Option Plan to increase the number of shares that may be optioned or sold under the Plan from 14,583,334 to 20,000,000.

       3. To amend the Company's Stock Option Plan to increase the maximum aggregate number of shares that may be granted to any one person from 1,562,500 to 2,562,500.

       4. To consider a stockholder proposal regarding board inclusiveness, if presented at the meeting.

       5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 22, 2004, will be entitled to vote at the meeting or any adjournment thereof.

      At the meeting, Clarence L. Werner and members of the Company's management team will discuss the Company's results of operations and business plans. Members of the Board of Directors and the Company's management will be present to answer your questions.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2003, is enclosed.

      As stockholders, we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting in the event that you are unable to attend. A self-addressed, postage-paid return envelope is enclosed for your convenience. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.

                                        By Order of the Board of Directors


                                        /s/ James L. Johnson

                                        James L. Johnson
                                        Vice President, Controller
                                          and Corporate Secretary

Omaha, Nebraska
April 7, 2004

                          WERNER ENTERPRISES, INC.
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                              ________________

                             PROXY STATEMENT FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                                MAY 11, 2004
                          ________________________

                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") for the Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held on Tuesday, May 11, 2004, at 10:00 a.m. local time, at the Embassy Suites, 555 South 10 Street, Omaha, Nebraska, and at any adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The Proxy Statement, Form of Proxy, and Annual Report to Stockholders on Form 10-K are being mailed by the Company on or about April 7, 2004.

      A Form of Proxy for use at the Annual Meeting of Stockholders is enclosed together with a self-addressed, postage-paid return envelope. Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its use at the Annual Meeting. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented will be voted FOR the election of all nominees for director, FOR the two amendments to the Company's Stock Option Plan, and AGAINST the stockholder proposal.

      The cost of soliciting proxies, including the preparation, assembly and mailing of material, will be paid by the Company. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for forwarding proxy material to beneficial owners of the Company's stock.

      As  a  matter of policy, proxies, ballots, and voting tabulations  that
identify  individual  stockholders are kept private  by  the  Company.   Such
documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed, except as may be necessary to meet legal requirements.


                     OUTSTANDING STOCK AND VOTING RIGHTS

      On March 22, 2004, the Company had 79,269,963 shares of its $.01 par value Common Stock outstanding. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on March 22, 2004. The stock transfer books of the Company will not be closed.

      With respect to the election of directors, stockholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, stockholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire. If a stockholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

      A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

      On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.


           STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Board of Directors has established a process by which stockholders and other parties who wish to communicate directly with the Lead Outside Director or with the independent directors as a group may do so by writing to Lead Outside Director, c/o Corporate Secretary at the address indicated on the first page of this Proxy Statement. A majority of the Company's independent directors has approved the process for collecting and organizing stockholder communications received by the Company's Corporate Secretary on the Board's behalf.


                          ELECTION OF DIRECTORS AND
                       INFORMATION REGARDING DIRECTORS

     The Articles of Incorporation of the Company provide that there shall be up to three separate classes of directors, each consisting of not less than three directors, and as nearly equal in number as possible. The Bylaws of the Company divide the Board of Directors into three classes each consisting of three directors. The term of office of the directors in the first class expires at the 2004 Annual Meeting of Stockholders. Directors hold office for a term of three years. The term of office of the directors in the second and third classes will expire at the 2005 and 2006 Annual Meetings of Stockholders, respectively. Curtis G. Werner, Gerald H. Timmerman, and Kenneth M. Bird, class I directors whose terms will expire at the 2004 Annual Meeting, have been nominated for election at the meeting for terms expiring at the 2007 Annual Meeting and until their successors are duly elected and qualified.

      Information concerning the names, ages, terms, positions with the Company, and/or business experience of each nominee named above and of the other persons whose terms as directors will continue after the 2004 Annual Meeting is set forth on the following pages. Messrs. Timmerman, Doll, Steinbach, Bird, and Jung are independent directors as defined in the National Association of Securities Dealers ("NASD") Rule 4200.

                                                                                    Term
       Name                  Position with Company or Principal Occupation          Ends
       ----                  ---------------------------------------------          ----
Clarence L. Werner     Chairman of the Board and Chief Executive Officer (3)        2006
Gary L. Werner         Vice Chairman                                                2005
Curtis G. Werner       Vice Chairman-Corporate Development                          2004
Gregory L. Werner      President and Chief Operating Officer                        2005
Gerald H. Timmerman    President of Timmerman & Sons Feeding Co., Inc. (1)(2)(3)(4) 2004
Jeffrey G. Doll        President and Chief Executive Officer of Doll Distributing,
                       Inc. (1)(2)(3)(4)                                            2006
Michael L. Steinbach   Owner of Steinbach Farms and Equipment Sales and Steinbach
                       Truck and Trailer (1)(2)(3)(4)                               2005
Kenneth M. Bird        Superintendent-Westside Community Schools (1)(2)(3)(4)       2004
Patrick J. Jung        Executive Vice President of Meridian, Inc. (1)(2)(3)(4)      2006

__________
(1) Serves on audit committee.
(2) Serves on option committee.
(3) Serves on executive compensation committee.
(4) Serves on nominating committee.

       Clarence L. Werner, 66, operated Werner Enterprises as a sole proprietorship from 1956 until its incorporation in September 1982. He has been a director of the Company since its incorporation and served as President until 1984. Since 1984, he has been Chairman of the Board and Chief Executive Officer of the Company.

      Gary  L.  Werner,  46,  has been a director of the  Company  since  its incorporation. Mr. Werner was General Manager of the Company and its predecessor from 1980 to 1982. He served as Vice President from 1982 until 1984, when he was named President and Chief Operating Officer of the Company. Mr. Werner was named Vice Chairman in 1991. From 1993 to April 1997, Mr. Werner also reassumed the duties of President.

     Curtis G. Werner, 39, was elected a director of the Company in 1991. He began employment with the Company in 1985 and was promoted to Director of Safety in 1986. He was promoted to Vice President - Safety in 1987. Mr. Werner was promoted to Vice President in 1990, Executive Vice President in 1993, Executive Vice President and Chief Operating Officer in 1994, and Vice Chairman - Corporate Development in 1996. On July 23, 2003, the Company announced that Mr. Werner would be resigning as an officer of the Company to pursue other business interests but would remain on the Board of Directors. Mr. Werner is transitioning his duties to others in the organization.

      Gregory L. Werner, 44, was elected a director of the Company in 1994. He was a Vice President of the Company from 1984 to March 1996 and was Treasurer from 1982 until 1986. He was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has directed revenue equipment maintenance for the Company and its predecessor since 1981. He assumed responsibility for the Company's Management Information Systems in 1993, and also assumed the duties of Chief Operating Officer in 1999.

      Gerald H. Timmerman, 64, was elected a director of the Company in 1988. Mr. Timmerman has been President since 1970 of Timmerman & Sons Feeding Co., Inc., Springfield, Nebraska, which is a cattle feeding and ranching partnership with operations in three midwestern states.

      Jeffrey G. Doll, 49, was elected a director of the Company in 1997 and appointed Lead Outside Director in August 2002. He has been President and Chief Executive Officer of Doll Distributing, Inc., a beer wholesaler located in Council Bluffs, Iowa, since 1980.

     Michael L. Steinbach, 49, was elected a director of the Company in 2002. He has been the sole owner of Steinbach Farms and Equipment Sales, which buys and sells farm land and equipment and is located in Valley, Nebraska, since

1980. Mr. Steinbach has also been the sole owner of Steinbach Truck and Trailer, a semi-tractor and trailer dealership located in Valley, Nebraska, since 1997. Mr. Steinbach also farms or custom farms approximately six thousand acres of farmland.

      Kenneth M. Bird, 56, was appointed by the Board of Directors in 2002 to fill a vacant director position. He has been Superintendent of the Westside Community Schools in Omaha, Nebraska since 1992 and has held various administrative positions in the District since 1981. Dr. Bird was the
Nebraska Superintendent of the Year in 1998 and has been recognized for his technology leadership and vision. Dr. Bird is very active in professional organizations on the local, state, and national levels, and also serves on a number of community and civic boards.

      Patrick J. Jung, 56, was elected a director of the Company in 2003. He has been an Executive Vice President with Meridian, Inc., an advertising agency, since 2001. Prior to his position with Meridian, Inc., Mr. Jung was a practicing certified public accountant with KPMG LLP for thirty years. Mr. Jung was the audit engagement partner on the Company's annual audit for the year ended December 31, 1999 prior to his retirement from KPMG LLP in 2000. Mr. Jung also currently serves on the Board of Directors of America First Real Estate Investment Partners, L.P.

      Gary L. Werner, Curtis G. Werner, and Gregory L. Werner are sons of Clarence L. Werner.

      In the event that any nominee becomes unavailable for election for any reason, the shares represented by the accompanying form of proxy will be voted for any substitute nominees designated by the Board, unless the proxy withholds authority to vote for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected, and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.


Board of Directors and Committees

      The  Board of Directors conducts its business through meetings  of  the
Board, actions taken by written consent in lieu of meetings, and by the actions of its Committees. The Company has established audit, option, executive compensation, and nominating committees.

       The Audit Committee discusses the annual audit and resulting letter of comments to management, consults with the auditors and management regarding the adequacy of internal controls, reviews the Company's financial statements with management and the outside auditors prior to their issuance, appoints the independent auditors for the next year, reviews and approves all audit and non-audit services pursuant to Section 10A of the Securities Exchange Act of 1934, and manages the Company's internal audit department. The Audit Committee periodically meets in executive session with the independent auditors and with the head of the internal audit department, in each case without the presence of management. All current Audit Committee members are "independent" as defined in the applicable listing standards of the NASD. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee and has designated Mr. Jung as an audit committee financial expert as defined by the Securities and Exchange Commission ("SEC").

      The Option Committee administers the Company's Stock Option Plan. It has the authority to determine the recipients of options and stock appreciation rights, the number of shares subject to such options and the corresponding stock appreciation rights, the date on which these options and stock appreciation rights are to be granted and are exercisable, whether or not such options and stock appreciation rights may be exercisable in installments, and any other terms of the options and stock appreciation rights consistent with the terms of the plan.

      The Executive Compensation committee reviews and makes recommendations to the Board of Directors with respect to the compensation of executives.

     The Nominating Committee, which was formed in 2004, assists the Board in identifying, evaluating, and recruiting qualified candidates for election to the Board and recommends for the Board's approval the director nominees for any election of directors. All current Nominating Committee members are "independent" as defined in the applicable listing standards of the NASD. The Nominating Committee charter is posted on the Company's website, www.werner.com. The Board considers candidates for Board membership suggested by its members, as well as management and stockholders. The Company has not engaged and has not paid any fees to a third party to assist in the nomination process. Stockholders who wish to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary in writing, pursuant to the provisions of the Company's bylaws relating to stockholder nominations as described in the "Stockholder Proposals" section. The Board evaluates prospective nominees against certain minimum standards and qualifications, including business experience, skills, talents, and the prospective nominee's ability to contribute to the success of the Company. The Board also considers other relevant factors, including the balance of management and independent directors, the need for Audit Committee expertise, and relevant industry experience. A prospective candidate nominated by a stockholder is evaluated by the Nominating Committee in the same manner as any other prospective candidate, based upon submission by the nominating stockholder of required background information and qualifications concerning the nominee. The required background information and qualifications requirements can be obtained by writing to the Corporate Secretary at the Company's general corporate address.

      The Board of Directors held four (4) meetings and acted three (3) times by unanimous written consent during the year ended December 31, 2003. There were three (3) meetings of the audit committee (including one (1) executive session with the independent auditors without the presence of management), one (1) meeting of the executive compensation committee, and no meetings of the option committee during that period. All directors participated in 75% or more of the aggregate of the total number of Board of Directors meetings and the total number of meetings held by committees on which they served. Although the Company does not have a formal policy regarding director attendance at annual meetings, all directors attended the Company's annual meeting of stockholders in May 2003.

      Directors who are not full-time employees of the Company receive a fee of $2,000 for each meeting of the Board of Directors and for each committee meeting if not held on a day on which a meeting of the Board of Directors is held. Directors are also reimbursed for travel expenses incurred to attend meetings of the Board of Directors and committee meetings.

Executive Officers

     The following table sets forth the executive officers of the Company and the capacities in which they serve.


    Name                   Age       Capacities In Which They Serve
    ----                   ---       ------------------------------
Clarence L. Werner         66     Chairman of the Board and Chief Executive Officer
Gary L. Werner             46     Vice Chairman
Curtis G. Werner           39     Vice Chairman-Corporate Development
Gregory L. Werner          44     President and Chief Operating Officer
Daniel H. Cushman          49     Senior Executive Vice President, Chief Marketing
                                      and Operational Officer
Robert E. Synowicki, Jr.   45     Executive Vice President and Chief Information Officer
Richard S. Reiser          57     Executive Vice President and General Counsel
H. Marty Nordlund          42     Senior Vice President-Specialized Services
Derek J. Leathers          34     Senior Vice President-Van Division
Duane D. Henn              66     Vice President-Safety
Larry P. Williams          58     Vice President-Value Added Services
John  J.  Steele           46     Vice President, Treasurer and Chief Financial Officer
Dwayne O. Haug             55     Vice President-Maintenance
R. Lee Easton              45     Vice President-Management Information Systems
Guy M. Welton              39     Vice President-Operations
James L. Johnson           40     Vice President, Controller and Corporate Secretary
John W. Frey               50     Vice President-Safety Operations and Compliance
Jim S. Schelble            43     Vice President-Sales


      See "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS" for information regarding the business experience of Clarence L. Werner, Gary L. Werner, Curtis G. Werner, and Gregory L. Werner.

      Daniel H. Cushman joined the Company in 1997 as Director of National Accounts. He was promoted to Vice President - Sales, Van Division, in April 1999, Senior Vice President - Van Division in December 1999, Senior Vice President - Marketing and Operations in 2001, Executive Vice President and Chief Marketing Officer in 2002, and Senior Executive Vice President, Chief Marketing and Operational Officer in January 2004. Mr. Cushman was President of Triple Crown Services in Fort Wayne, Indiana for four years prior to joining the Company and held various other management positions at Triple Crown Services starting in 1988. From 1978 to 1988 Mr. Cushman was employed by Roadway Express in Akron, Ohio.

     Robert E. Synowicki, Jr. joined the Company in 1987 as a tax and finance manager. He was appointed Treasurer in 1989, became Vice President, Treasurer and Chief Financial Officer in 1991, Executive Vice President and Chief Financial Officer in March 1996, Executive Vice President and Chief
Operating Officer in November 1996, and Executive Vice President and Chief Information Officer in 1999. Mr. Synowicki is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1983 until his employment with the Company in 1987. Mr. Synowicki also serves on the Board of Directors of Blue Cross and Blue Shield of Nebraska.

      Richard  S.  Reiser  joined the Company as Vice President  and  General
Counsel  in  1993, and was promoted to Executive Vice President  and  General
Counsel in 1996. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to 1984. From 1984 until his employment with the Company, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation, Omaha, Nebraska.

      H. Marty Nordlund joined the Company in 1994 as an account executive. He was promoted to Director of Dedicated Fleet Services in 1995, Senior Director of Dedicated Fleet Services in 1997, Vice President - Dedicated Fleet Services in 1998, Vice President - Specialized Services in 2001, and was named Senior Vice President - Specialized Services in 2003. Prior to joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation.

      Derek J. Leathers joined the Company in 1999 as Managing Director - Mexico Division. He was promoted to Vice President - Mexico Division in 2000, Vice President - International Division in 2001, Senior Vice
President - International in April 2003, and was named Senior Vice President - Van Division in July 2003. Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, prior to joining the Company and held various other management positions during his eight-year career at Schneider National.

      Duane D. Henn joined the Company in 1985 as a Driver Recruiter. He was named National Director of Driver Recruiting in 1986. In 1988 he was promoted to Director of Safety, and in 1994 was named Vice President - Safety. Prior to joining the Company, Mr. Henn spent 20 years in State and County Law Enforcement and six years in the Court System.

      Larry P. Williams joined the Company in 1988 as an Account Executive. In 1991, he was promoted to Director of Regional Fleets. He was named Vice President - Logistics in 1994 and Vice President - Value Added Services in 2001. Prior to joining the Company, Mr. Williams held various management positions with United Parcel Service and Federated Department Stores.

     John J. Steele joined the Company in 1989 as Controller. He was elected Corporate Secretary in 1992, Vice President - Controller and Corporate Secretary in 1994, and Vice President, Treasurer and Chief Financial Officer in 1996. Mr. Steele is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1979 until his employment with the Company in 1989.

      Dwayne O. Haug joined the Company in 1990 as Director of Maintenance. He was promoted to Vice President - GraGar, Inc. (a wholly owned subsidiary of the Company) in 1994, and Vice President - Maintenance in 1997. Mr. Haug was President of Silvey Refrigerated Carriers, Inc. in Council Bluffs, Iowa from 1988 until his employment with the Company. He held various management positions with Ellsworth Freight Lines, Inc. in Eagle Grove, Iowa from 1972 to 1987.

      R. Lee Easton joined the Company in 1990 as a Programmer/Analyst. He was promoted to Management Information Systems (MIS) Project Manager in 1991, Manager of Systems Design and Development in 1993, Director of MIS in 1996, Senior Director of MIS in 1997, and was named Vice President - MIS in 1998. Prior to joining the Company, Mr. Easton was a programmer with Procter Hospital in Peoria, Illinois, and a consultant with Cap Gemini America.

      Guy M. Welton joined the Company in 1987 as one of the Company's first management trainees. He held multiple positions within Operations and Marketing before being appointed to Manager of Quality in 1992. He was then promoted to Director of Quality in 1994, Director of Operations in 1995, Senior Director of Operations in 1997, and Vice President - Operations in 1999.

      James  L.  Johnson joined the Company in 1991 as Manager  of  Financial
Reporting. He was promoted to Assistant Controller in 1992, Director of Accounting in 1994, Corporate Secretary and Controller in 1996, and was named Vice President, Controller and Corporate Secretary in 2000. Mr. Johnson is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1985 until his employment with the Company in 1991.

      John W. Frey joined the Company in 1995 as a Driver Recruiter. He was promoted to Recruiting Analyst in 1997, Recruiting Manager in 1998, Assistant Director of Driver Development in 1998, Director of Student Driver Development in 2001, and was named Vice President - Safety Operations and Compliance in 2003. Prior to joining the Company, Mr. Frey had over 23 years of service in the U.S. Marine Corps.

      Jim S. Schelble joined the Company in 1998 as Manager of New Business Development. He was promoted to Director of National Accounts in 1999, Senior Director of Dedicated Services in 2000, Associate Vice President of Corporate and Dedicated Sales in 2002, and named Vice President - Sales in 2003. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express in a variety of management positions within operations, sales, and marketing.

      Under the Company's bylaws, each executive officer holds office for a term of one year or until his successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its Annual Meeting immediately following the Annual Meeting of Stockholders.


Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 2003, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.


                      SECURITY OWNERSHIP OF DIRECTORS,
                EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

      The authorized Common Stock of the Company consists of 200,000,000 shares, $.01 par value.

     The following table sets forth certain information as of March 22, 2004, with respect to the beneficial ownership of the Company's Common Stock by each director and each nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and by all executive officers, directors, and director nominees as a group. On March 22, 2004, the Company had 79,269,963 shares of Common Stock outstanding.

                                                     Beneficial Ownership
                                                  --------------------------
                  Name of Beneficial Owner          Shares       Percent (1)
                  ------------------------        ----------     -----------
      Clarence L. Werner (2)                      22,943,997        28.8%
      Gary L. Werner (3)                           2,773,417         3.5%
      Curtis G. Werner (4)                         2,176,426         2.7%
      Gregory L. Werner (5)                        3,684,828         4.6%
      Daniel H. Cushman (6)                           51,981           *
      Gerald H. Timmerman                             13,666           *
      Jeffrey G. Doll                                      -           *
      Michael L. Steinbach                                 -           *
      Kenneth M. Bird                                      -           *
      Patrick J. Jung                                      -           *
      FMR Corp. (7)                                5,622,739         7.1%
      All executive officers, directors and
        director nominees as a group
        (23 persons) (8)                          32,077,115        39.6%

___________
* Indicates less than 1%.

(1) The percentages are based upon 79,269,963 shares, which equal the outstanding shares of the Company as of March 22, 2004. For beneficial owners who hold options exercisable within 60 days of March 22, 2004, the number of shares of Common Stock on which the percentage is based also includes the number of shares underlying such options.

(2) Includes options to purchase 525,000 shares which are exercisable as of March 22, 2004, or which become exercisable 60 days thereafter.

(3) Includes options to purchase 235,834 shares which are exercisable as of March 22, 2004, or which become exercisable 60 days thereafter.

(4) Includes options to purchase 68,750 shares which are exercisable as of March 22, 2004, or which become exercisable 60 days thereafter.

(5) Includes options to purchase 407,501 shares which are exercisable as of March 22, 2004, or which become exercisable 60 days thereafter.

(6) Options to purchase 51,981 shares which are exercisable as of March 22, 2004, or which become exercisable 60 days thereafter.

(7) Based on Schedule 13G as of December 31, 2003, as filed with the Securities and Exchange Commission by FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109. FMR Corp. claims sole voting power with respect to 592,411 shares, sole dispositive power with respect to 5,622,379 shares, and no shared voting or dispositive power with respect to any of these shares.

(8) Includes options to purchase 1,702,342 shares which are exercisable as of March 22, 2004, or which become exercisable 60 days thereafter.


                EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The table on the following page summarizes the compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 2003, for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 2003.


                         SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                                                                Compensation
                                                    Annual Compensation            Awards
                                             ---------------------------------- ------------
                                                                      Other      Securities
                                                                      Annual     Underlying   All Other
                                                                   Compensation   Options/  Compensation
     Name and Principal Position      Year   Salary($)   Bonus($)     ($)(1)      SAR's(#)     ($)(2)
     ---------------------------      ----   ---------   --------  ------------  ---------- ------------
Clarence L. Werner                    2003    636,668    300,000       46,000           -           -
Chairman and                          2002    575,004    300,000      101,985           -           -
Chief Executive Officer               2001    575,004    250,000       46,000     600,000           -

Gary L. Werner                        2003    318,808    160,000            -           -           -
Vice Chairman                         2002    301,250    110,000            -           -           -
                                      2001    300,000    100,000            -     220,000           -

Curtis G. Werner                      2003    323,077    100,000            -           -           -
Vice Chairman-                        2002    300,000    100,000       83,254           -           -
Corporate Development                 2001    300,000     92,000            -     220,000           -

Gregory L. Werner                     2003    408,462    200,000            -           -           -
President and                         2002    344,712    150,000            -           -           -
Chief Operating Officer               2001    330,000    127,000            -     293,333           -

Daniel H. Cushman                     2003    290,677    150,000            -           -       2,212
Senior Executive Vice                 2002    267,909    100,000            -           -       2,550
President, Chief                      2001    238,205     75,000            -      53,333         951
Marketing and Operational
Officer
------------

(1) Other annual compensation for Mr. Clarence L. Werner during 2003, 2002, and 2001 consists of $40,000 for the value of professional services received and $6,000, $42,349, and $6,000, respectively, for personal use of a Company vehicle and Company aircraft. Other annual compensation for 2002 also includes amounts reimbursed for payment of income taxes of $19,636.
     Other annual compensation for Mr. Curtis G. Werner during 2002 consists of $6,600 for the value of professional services received, $42,204 for personal use of a Company vehicle and Company aircraft, and $34,450 reimbursed for payment of income taxes.

(2) All other compensation for 2003 reflects the Company's contribution to the individual 401(k) retirement savings plan of $2,212 of Mr. Daniel H. Cushman.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION/SAR VALUES



                                            Number of Securities        Value of Unexercised
                                           Underlying Unexercised           In-The-Money
                     Shares                   Options/SAR's At            Options/SAR's At
                    Acquired                 December 31, 2003          December 31, 2003(1)
                       On        Value   --------------------------  --------------------------
                    Exercise   Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
      Name             (#)       ($)         (#)          (#)            ($)          ($)
      ----          --------  ---------  -----------  -------------  -----------  -------------
Clarence L. Werner         -          -    525,000       975,000      5,792,456    10,318,369
Gary L. Werner             -          -    235,834       380,834      2,649,975     4,066,677
Curtis G. Werner     161,250  1,752,521     68,750       403,334        667,982     4,319,201
Gregory L. Werner     51,667    480,973    432,501       505,836      4,685,445     5,398,649
Daniel H. Cushman     45,417    411,829     51,981       106,254        569,869     1,149,916
------------

(1) Based on the $19.49 closing price per share of the Company's Common Stock on December 31, 2003.

                BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

      The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      The Executive Compensation Committee annually reviews and approves the compensation for the Chairman and Chief Executive Officer ("CEO") of the
Company. In turn, the Chairman and CEO reviews and recommends the compensation for the Vice Chairman, Vice Chairman - Corporate Development, and the President and Chief Operating Officer. Compensation for other executive officers is reviewed and recommended by the Chairman and CEO, Vice Chairman, Vice Chairman - Corporate Development, and the President and Chief Operating Officer. The Executive Compensation Committee reviews the total compensation for the executive officers of the Company, including the Chairman and CEO.

      As with all employees, compensation for the Company's executive officers, including Clarence L. Werner, Chairman and CEO, is based on individual performance and the Company's financial performance. The Company's financial performance is the result of the coordinated efforts of all employees, including executive officers, through teamwork focused on meeting the expectations of customers and stockholders. The Company strives to compensate its executive officers, including the Chairman and CEO, based upon the following key factors: (1) salary levels of executives employed by competitors in the trucking industry and other regional and national companies, (2) experience and pay history with the Company, (3) retention of key executives of the Company, (4) relationship of individual and Company financial performance to compensation increases.

      Base salaries and the annual bonus are determined based on the above factors. The annual bonus plan allows executive officers to earn additional compensation depending on individual and Company financial performance. Company financial performance is evaluated by reviewing such factors as the Company's operating ratio, earnings per share, revenue growth, and size and performance relative to competitors in the trucking industry. Individual performance is evaluated by reviewing the individual's contribution to these financial performance goals as well as a review of quantitative and qualitative factors. Stock options are used as a long-term compensation incentive and are intended to retain and motivate executives and management personnel for the purpose of improving the Company's financial performance, which should, in turn, improve the Company's stock performance. Stock options are granted periodically to executives and management based on the individuals' performance and potential contribution. Stock options are granted with exercise prices equal to the prevailing market price of the Company's stock on the date of the grant. Therefore, options only have value if the market price of the Company's stock increases after the grant date.

      The  Committee compared the total compensation package for Mr. Clarence
L. Werner and the other top four Werner executives to the total compensation packages of many of the Company's publicly-traded competitors in the truckload industry, as disclosed on each company's most recently available proxy statement. Comparisons were made on the basis of total compensation per tractor operated, total compensation as a percentage of net income, and similar factors. Both the total compensation of the Company's CEO and the average total compensation of the Company's other executives disclosed in the summary compensation table were in the middle of the range of compensation paid by many of the Company's publicly-traded competitors in the truckload industry, based on total compensation per tractor operated and as a percentage of net income.

      The Executive Compensation Committee has determined it is unlikely that the Company would pay any amounts in the year ended December 2004 that would result in a loss of Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

                                   Clarence L. Werner, Committee Chairman
                                   Gerald H. Timmerman
                                   Jeffrey G. Doll
                                   Michael L. Steinbach
                                   Kenneth M. Bird
                                   Patrick J. Jung


    EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Executive Compensation Committee of the Board of Directors is comprised of Messrs. Clarence L. Werner, Timmerman, Doll, Steinbach, Bird, and Jung.

      Mr. Clarence L. Werner serves as Chairman of the Executive Compensation Committee and is also the Chairman and Chief Executive Officer of the Company. Disclosure of transactions between Mr. Clarence L. Werner and the Company required by Item 404 of Regulation S-K can be found under the caption "Certain Transactions".


                        REPORT OF THE AUDIT COMMITTEE

      The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the liabilities of Section 18 of the 1934 Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

      The Audit Committee of the Board of Directors is comprised of Messrs. Jung, Doll, Timmerman, Steinbach, and Bird. Mr. Jung is chairman of the Audit Committee. All of the committee members qualify as independent members of the Audit Committee under the National Association of Securities Dealers' listing standards. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter. The charter was revised during 2003 to comply with the requirements of the Sarbanes-Oxley Act. The original charter as well as the revisions to the charter were approved by the Board of Directors. The complete text of the revised charter is attached to this Proxy Statement as an Appendix.

       The Company's management is responsible for the preparation, consistency, integrity, and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, KPMG LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

      In conjunction with the preparation of the Company's 2003 audited financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      With respect to the Company's outside auditors, the Committee, among other things, discussed with KPMG LLP matters relating to its independence, including written disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      Based on the foregoing review and discussions, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                   Patrick J. Jung, Committee Chairman
                                   Jeffrey G. Doll
                                   Gerald H. Timmerman
                                   Michael L. Steinbach
                                   Kenneth M. Bird

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN





                       [PERFORMANCE GRAPH APPEARS HERE]



                                     12/31/98  12/31/99  12/31/00  12/31/01  12/31/02  12/31/03
                                     --------  --------  --------  --------  --------  --------
Werner Enterprises, Inc. (WERN)        $100     $ 79.9    $ 97.4    $140.0    $166.1    $188.8
Standard & Poor's 500                  $100     $121.1    $110.3    $ 97.3    $ 75.8    $ 97.5
Nasdaq Trucking Group (SIC Code 42)    $100     $ 94.0    $103.7    $143.1    $163.3    $211.2


      Assuming the investment of $100 on December 31, 1998, and reinvestment of all dividends, the graph above compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Market Index and an index of other companies that are in the trucking industry (Nasdaq Trucking Group - Standard Industrial Classification ("SIC") Code 42) over the same period. The Company's stock price was $19.49 as of December 31, 2003. This was used for purposes of calculating the total return on the Company's Common Stock for the year ended December 31, 2003.


             PROPOSALS REGARDING AMENDMENTS TO STOCK OPTION PLAN

      The stockholders of the Company approved the Werner Enterprises, Inc. Stock Option Plan (the "Plan") on June 9, 1987, at their annual meeting. The Plan authorizes the grant of nonqualified stock options and stock appreciation rights in order to help attract and retain key employees by providing them with participatory rights in the future success and growth of the Company. The Board of Directors has unanimously approved and recommended that the stockholders consider and approve increasing the maximum number of shares that may be optioned or sold under the Plan and the aggregate number of shares that may be granted to any one person.

      Section 3 of the Plan currently provides that the maximum number of shares of common stock that may be optioned or sold under the Plan, taking into consideration previous stock splits, is 14,583,334 shares. The Board of Directors has approved increasing the maximum number of shares that may be optioned or sold under the Plan by 5,416,666. If the Plan amendment is approved by the stockholders, the maximum number of shares that may be optioned or sold under the Plan will be increased to 20,000,000.

      Section 4 of the Plan currently provides that the maximum aggregate number of options that may be granted to any one person, taking into consideration previous stock splits, is 1,562,500 options. The Board of Directors has approved increasing the maximum aggregate number of options that may be granted to any one person under the Plan by 1,000,000. If the Plan amendment is approved by the stockholders, the maximum aggregate number of options that may be granted to any one person under the Plan will be increased to 2,562,500.

     In the opinion of the Board of Directors, the operation of the Plan will continue to be consistent with the underlying purposes of the Plan after the implementation of the Plan Amendments. If a quorum exists at the Annual Meeting, the Plan Amendments shall be approved if the votes cast favoring the Plan Amendments exceed the votes cast opposing the Plan Amendments.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE PROPOSALS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSALS UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.


             STOCKHOLDER PROPOSAL REGARDING BOARD INCLUSIVENESS

      The Company has been informed that a stockholder intends to introduce the following resolution at the Annual Meeting. Upon receiving an oral or written request, the Company will furnish the name, address, and share ownership of the stockholder submitting the proposal. The Company takes no responsibility for the content of this proposal.


                             BOARD INCLUSIVENESS

WHEREAS:

     In response to the recent corporate scandals, the U.S. Congress (Sarbannes-Oxley Act) (sic), the stock exchanges and the SEC each have taken actions to enhance the independence, accountability and responsiveness of corporate boards, including requiring greater board and committee independence. We believe that in order to achieve such independence it is necessary for corporations to abandon the cozy clubbiness that has all too often characterized boards in the past.

      As companies seek new board members to meet the new independence standards, there is a unique opportunity to enhance diversity on the board. A number of corporations have included their commitment to board diversity (by sex and race) in the Charter for their nominating committee (a charter now being required for NYSE and NASDAQ listed companies). We believe that the judgments and perspectives that woman (sic) and members of minority groups bring to board deliberations improve the quality of board decision making, are likely to reduce the clubbiness of the board, and will enhance business performance by enabling a company to respond more effectively to the needs of customers worldwide.

     We note that fewer that (sic) twenty percent of companies in the S&P 500 have all white male boards and that many have several women and/or minorities on their board. We believe that many publicly-held corporations have benefited from the perspectives brought by their many well-qualified board members who are women or minority group members. Thus, Sun Oil's former CEO, Robert Campbell, stated: stated (sic) (Wall Street Journal, 8/12/96): "Often what a woman or minority person can bring to the board is some perspective a company has not had before---adding some modern-day reality to the deliberation process. Those perspectives are of great value, and often missing from an excluded gathering. They can also be inspirational to the company's diverse workforce."

     Increasingly, institutional investors have supported the call for greater board diversity. For example, the 2003 corporate governance guidelines of America's largest institutional investor (TIAA-CREF) calls
(sic) for "diversity of directors by experience, sex, age, and race."

WHEREAS

     Werner Enterprises currently has a distinguished board of nine persons, all of whom are white males;

     We believe that our Board should take every reasonable step to ensure that women and persons from minority racial groups are in the pool from which Board nominees are chosen; therefore be it

RESOLVED that the shareholders request the Board:

        1. In connection with its search for suitable Board candidates to ensure that women and persons from minority racial groups are among those it considers for nomination to the Board.

        2. To publicly commit itself to a policy of board inclusiveness, including steps to be taken and a timeline for implementing that policy.

        3. To  report  to  shareholders,  at reasonable expense, by September
     2004:

             a. On its efforts to encourage diversified representation on the board

             b. Whether,  in  the   nominating  committee's  charter  or  its
        procedures, diversity is included as a criterion in selecting the total membership of the Board.


                            SUPPORTING STATEMENT

     We urge the Board to enlarge its search for qualified members by casting a wider net.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL FOR
                           THE FOLLOWING REASONS:

      Your Board of Directors recommends a vote against the Stockholder Proposal for the following reasons: A similar resolution was submitted by this proponent and voted on at the 2003 Annual Meeting, at which 40,465,149 votes were cast against its adoption, representing more than 70% of the total votes cast for and against the proposal. The Company offers equal employment opportunity to all persons without regard to race, color, religion, sex, national origin, age, disability, or veteran status in accordance with applicable laws. The Company's Board also recognizes that qualified Board members with diverse backgrounds and perspectives can enhance Company performance. However, the Board believes the primary criteria in selecting an individual for Board membership should be that individual's qualifications, experience, skills, talents and the individual's ability to contribute to the success of the Company (and thereby contribute to the enhancement of stockholder value), without regard to the individual's gender, race, color or other status. The Board has considered in the past, and will continue to consider in the future, highly qualified candidates for Board membership, as determined by their individual qualifications, abilities and talents, including relevant industry experience.

     The stockholder proposal would require the Board of Directors to take every reasonable step to ensure that women and persons from minority racial groups are in the pool from which Board nominees are chosen. The Board believes that the Company and its stockholders are best served by a focus on the overall qualifications of Board members rather than narrow goals regarding gender, race, color or any other category. Furthermore, the Board wishes to avoid any implication that it has not previously considered the most qualified individuals without regard to the individual's gender, race, color or other status. If the Board adopted the resolution contained in the proposal, the Board believes that its ability to select the most qualified candidates for Board membership could be limited. As such, the Board believes the proposal is not in the best interests of the Company and its stockholders and recommends that you vote AGAINST the proposal.

      The affirmative vote of a majority of the votes cast on this matter by holders of shares present or represented at the meeting and entitled to vote thereon is required to approve this stockholder proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.


                            CERTAIN TRANSACTIONS

      The Company leases certain land from the Clarence L. Werner Revocable Trust (the "Trust"), a related party. Clarence L. Werner, Chairman of the
Board and Chief Executive Officer, is the sole trustee of the Trust. The land and related improvements consist of lodging facilities and a sporting clay range and are used by the Company for business meetings and customer promotion.

      During 2001, the Company and the Trust entered into a new 10-year lease with the term of the lease beginning June 1, 2002. The new lease provides for termination of the original lease which began in 1994. The new lease provides the Company with the option to extend the lease for two additional 5-year periods following the initial term. The Company will make annual rent payments of one dollar ($1) to the Trust for use of the property. At any time during the term of the lease or any extensions thereof, the Company has the option to purchase the land from the Trust at its current market value, excluding the value of all leasehold improvements made by the Company. The Company also has right of first refusal to purchase the land or any part thereof if the Trust has an offer from an unrelated third party to purchase the land. The Trust has the option at any time during the lease to demand that the Company exercise its option to purchase the land at its current market value. If the Company elects not to purchase the land as demanded by the Trust, then the Company's option to purchase the land at any time during the lease is forfeited; however, the Company will still have right of first refusal related to a purchase offer from an unrelated third party. If the Company terminates the lease prior to the expiration of its 10 year term and elects not to purchase the land from the Trust, then the Trust agrees to pay the Company the cost of all leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the lease (10 years). The Company has made leasehold improvements to the land of approximately $6.1 million since inception of the original lease in 1994.

      On April 17, 2000, the Company entered into an agreement with WRG Development, L.L.C. to sell 2.746 acres of land near the Company's Dallas, TX, terminal to WRG Development, L.L.C. or its nominee (WRG Dallas, L.L.C.) for $361,330. The closing date for the 2.746 acres was January 10, 2001. The agreement also includes an option for WRG Dallas, L.L.C. to purchase an additional .783 acres for a price of $119,376. The Clarence L. Werner Revocable Trust (the "Trust"), a related party, owns a one-third interest in WRG Development, L.L.C. and WRG Dallas, L.L.C. Clarence L. Werner, Chairman of the Board and Chief Executive Officer, is the sole trustee of the Trust. In a separate agreement with WRG Dallas, L.L.C. on September 27, 2000, the Company committed to rent a guaranteed number of rooms in the lodging facility to be constructed and operated on the land purchased from the Company. In April 2002 the Company and WRG Dallas, L.L.C. signed an addendum to this agreement. The terms of the addendum provide that the Company will pay for an average of 40 rooms per day per week at fixed rates depending on room size and amenities. The contract provides for an annual 10% increase in the number of rooms guaranteed by the Company and a 3% annual increase in the fixed room rates. The agreement became effective September 16, 2001 and has a five-year term. WRG Dallas, L.L.C. billed the Company $731,831 for rooms rented during the year ended December 31, 2003. The Company believes that these transactions are on terms no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

     Chairman and Chief Executive Officer Clarence L. Werner's brother, Vern Werner, is employed by the Company as Manager of Owner-Operator Conversions and received total pay of $83,751 during 2003. Clarence L. Werner's brother, Jim Werner, is employed by the Company as Fleet Manager and received total pay of $70,021 during 2003. Scott Robertson, son-in-law of Clarence L. Werner, is employed by the Company as Director - Aviation and received total pay of $154,640 during 2003.

     During 2003, the Company paid $5,888,380 to Pegasus Enterprises, LLC which is owned by Clarence L. Werner's brother, Vern Werner, and sister-in-law. Pegasus Enterprises, LLC leases tractors and drivers to the Company as owner-operators. At December 31, 2003, the Company had notes receivable from Pegasus Enterprises, LLC of $1,030,000 related to the sale of 46 used trucks. The payments to Pegasus Enterprises, LLC are based on the same per-mile settlement scale as the Company's other owner-operator contractors. The terms of the note agreements and the tractor sales prices are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

       During 2003, the Company's Audit Committee and the Board of Directors approved the purchase of approximately 2.6 acres of land in Omaha, Nebraska for $500,000 from Blue One Limited Partnership. Mr. Clarence L. Werner, Chairman of the Board and Chief Executive Officer, is the general partner of the partnership. A market valuation was performed on the property prior to the purchase, and a higher purchase offer was received by Mr. Werner from an unrelated third party. The property is adjacent to the Company's current disaster recovery site and was purchased for use as additional parking in the event of a disaster and for possible future expansion of the disaster recovery site.


                             PUBLIC ACCOUNTANTS

      The firm of KPMG LLP is the independent public accountants of the Company. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2003 and 2002, and fees for other services rendered by KPMG LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.


                                         2003         2002
                                       --------     --------
      Audit Fees                       $ 82,671     $ 77,722
      Audit-Related Fees                123,168       18,881
      Tax Fees                                0        9,041
      All Other Fees                      8,500            0
                                       --------     --------
      Total                            $214,339     $105,644
                                       ========     ========


      Audit fees relate to services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q. Audit-related fees include fees for SEC registration statement services, benefit plan audits, actuarial services related to the valuation of insurance and claims accruals, and assessment and procedures documentation of risk management controls in connection with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees include fees for tax compliance, tax advice and tax planning. All other fees include fees for a compliance review of the Company's 401(k) retirement savings plan.

      The Audit Committee has reviewed the services provided related to the other fees billed by KPMG LLP and believes that these services are compatible with maintaining KPMG LLP's independence with regard to the audit of the Company's financial statements. It is anticipated that the Audit Committee, at its next scheduled meeting, will approve KPMG LLP as independent public accountants for the Company for the year ending December 31, 2004.
Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.


                            STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before December 8, 2004, to be eligible for inclusion in the Company's

2005  proxy  materials.   The inclusion of any such proposal  in  such  proxy
material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

      Stockholder proposals submitted for presentation at the 2004 Annual Meeting must be received by the Secretary of the Company at its headquarters in Omaha, Nebraska no later than April 21, 2004. Such proposals must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by April 30, 2004. Only stockholders of record as of March 22, 2004, are entitled to bring business before the Annual Meeting or make nominations for directors.


        DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the stockholders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of a proxy statement or annual report, or one who is receiving multiple copies and wishes to receive only one, should notify the broker if the shares are held in a brokerage account or notify the Company if the stockholder holds registered shares. Stockholders can notify the Company by sending a written request to Werner Enterprises, Inc., Corporate Secretary, P.O. Box 45308, Omaha, NE 68145 or by calling
(402) 895-6640.


                               OTHER BUSINESS

      Management of the Company knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than that described in the Proxy Statement. As to other business, if any, that may properly be brought before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.

      Stockholders are urged to complete, date, sign, and return the proxy enclosed in the envelope provided. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                   By Order of the Board of Directors

                                   /s/ James L. Johnson

                                   James L. Johnson
                                   Vice President, Controller
                                     and Corporate Secretary

                                                                     APPENDIX

                           WERNER ENTERPRISES, INC.
               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I.   PURPOSE

     The primary function of the Audit Committee ("the Committee") is to assist the Board of Directors ("the Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting, and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Corporation's financial statements. The Committee's duties and responsibilities are more specifically enumerated in Section V. of this Charter.


II.  COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, the National Association of Securities Dealers, Inc. ("NASD") and any other applicable regulatory requirements. At least one member of the Committee shall be a "financial expert" as that term is defined by the SEC.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III. MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, internal audit, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.


IV.  RESOURCES

     The Committee shall have the authority to retain and compensate such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions. The Committee shall also have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain and compensate outside advisors to assist it in the conduct of any investigation.

     The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

V.   RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:


General

         1. Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

         2. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         3. Review  and  update  this  Charter   periodically  as  conditions
     dictate.


Independent Auditors

         4. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

         5. Have the sole authority to review in advance, and grant any appropriate pre-approvals of (i) all auditing services to be provided by the independent auditors, and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934 or other applicable regulations, and
     (iii) in connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve all disclosures required to be included in Securities and Exchange Commission periodic reports filed with respect to non-audit services.

         6. Review the performance of the independent auditors and discharge the independent auditors when circumstances warrant.

         7. On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Corporation in order to evaluate the independent auditors' continued independence.

         8. At least annually, review and discuss with the independent auditors the internal quality control procedures of the independent auditors' firm.

         9. Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit for the Company's independent auditors, is rotated at least once every five years.

        10. Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934, NASD, or other applicable regulatory requirement.


Financial Reporting

        11. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

        12. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

        13. In  consultation  with  the  independent  auditors,   review  the
     integrity of the organization's financial reporting processes.

        14. Provide that management and the independent auditor discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

        15. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

        16. Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

        17. Following completion of the annual audit, review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

        18. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)


Ethical and Legal Compliance

        19. Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

        20. Review management's monitoring of the Corporation's compliance with the organization's Code of Conduct, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

        21. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

        22. Review,  with  the  organization's counsel, any legal matter that
     could  have  a  significant   impact  on  the  organization's  financial
     statements.


Internal Audit

        23. Review, based upon the recommendation of the independent auditors and the head of the Internal Audit Department, the scope and plan of the work to be performed by the Internal Audit Department.

        24. Review and approve the appointment and replacement of the head of the Internal Audit Department, and review on an annual basis the performance of the Internal Audit Department.

        25. In consultation with the independent auditors and the Internal Audit Department, (a) review the adequacy of the Corporation's internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget, and staffing needs of the Internal Audit Department.


Other

        26. Establish procedures for the (i) receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. (Said procedures are attached to this Charter as Attachment "A").

        27. Review and approve all related-party transactions.

        28. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                 ATTACHMENT A
                                 ------------

          Policy for Submission of Complaints to the Audit Committee
          ----------------------------------------------------------

     The Audit Committee has established the following procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and
(ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

       1. All Company employees will be informed via the intranet, employee handbooks and postings that complaints regarding questionable accounting or auditing matters may be made anonymously and confidentially by submitting the complaint by mail to Mr. Patrick J. Jung, Audit Committee Chairman at P.O. Box 34043, Omaha, NE 68134-0043. Any such complaint should identify the practices that are alleged to constitute an improper accounting, internal auditing control or auditing practice, providing as much detail as possible. If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number or email address at which he or she might be contacted if the Audit Committee deems it appropriate. The Audit Committee will take reasonable steps to protect the confidentiality and anonymity of employees submitting such complaints.

       2. Any Director, officer or employee of the Company who receives a complaint from any person regarding accounting, internal accounting controls or auditing matters of the Company must immediately report such complaint to the Company's General Counsel who shall report such complaint to the Chairman of the Audit Committee upon becoming advised of such complaint.

       3. Upon receiving a complaint, the Audit Committee Chairman shall initially review the complaint to determine if the complaint relates to accounting or auditing controls or matters. If the complaint does not relate to accounting or auditing controls or matters, the Audit Committee Chairman shall forward the complaint to the Company's General Counsel for handling.

       4. Upon receiving a complaint relating to accounting or auditing controls or matters, the Audit Committee Chairman shall confer with the other members of the Audit Committee. The Audit Committee is required to address only those complaints or concerns relating to accounting, internal accounting controls and/or auditing matters. The Audit Committee shall conduct or coordinate a timely and impartial investigation of such complaints. As necessary, the Audit Committee may utilize directors, officers and employees of the Company, as well as independent investigators, to assist with the investigation.

       5. Upon completing an investigation of an accounting or auditing complaint, the Audit Committee shall report to the Board of Directors no later than its next regularly scheduled meeting with respect to the complaint and any recommended corrective actions. The Company may discipline those employees who played a role in the improper conduct as well as those who should have and failed to detect the conduct.

       6. The Company shall not retaliate nor take any adverse action against any person for raising a concern or making a complaint under this Policy if that person, in doing so, acts in good faith and reasonably believes the complaint or concern to be true.

       7. The Audit Committee shall retain documentation of auditing or accounting complaints received and investigations relating thereto for a period of no less than 5 (five) years.

                           WERNER ENTERPRISES, INC.
                             Post Office Box 45308
                          Omaha, Nebraska  68145-0308
                            _______________________

                                 FORM OF PROXY
                            _______________________
     This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 11, 2004. The undersigned hereby appoints Clarence L. Werner and Gary L. Werner, and each of them, as proxy, with full power of substitution in each of them and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Werner Enterprises, Inc., held of record by the undersigned as of March 22, 2004, at the Annual Meeting of Stockholders to be held on May 11, 2004, and any adjournments thereof.

1.   Election of Directors.
           (Check  only  one  box  below.  To   withhold  authority  for  any
           individual nominee, strike through the name of the nominee.)

     [   ] To vote for the nominees listed below:

               Curtis G. Werner
               Gerald H. Timmerman
               Kenneth M. Bird
      or

     [   ] To withhold authority to vote for all nominees listed above.

2. To amend the Company's Stock Option Plan to increase the number of shares that may be optioned or sold under the Plan from 14,583,334 to 20,000,000.
           (Check only one box below.)

     [   ]  For                  [   ]  Against             [   ]  Abstain

3. To amend the Company's Stock Option Plan to increase the maximum aggregate number of shares that may be granted to any one person from 1,562,500 to 2,562,500.
           (Check only one box below.)

     [   ]  For                  [   ]  Against             [   ]  Abstain

4.   Stockholder Proposal - Board Inclusiveness.
           (Check only one box below.)

     [   ]  For                  [   ]  Against             [   ]  Abstain

5. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed hereon by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for director, FOR the two amendments to the Company's Stock Option Plan, and AGAINST the stockholder proposal. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If signing as a corporation, please sign the full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

_______________________  _________      _____________________________  _________
Signature                Date           Signature if held jointly      Date

Please mark, sign, date, and promptly return this form of proxy using the enclosed self-addressed, postage-paid return envelope.